Exhibit 99.1

FOR IMMEDIATE RELEASE

Friday, May 19, 2017

Contacts: Jeff Hall, Steward Health Care, 617-419-4773, jeff.hall@steward.org

Joanie Brady, IASIS Healthcare, 615-467-1278, jbrady@iasishealthcare.com

STEWARD HEALTH CARE AND IASIS HEALTHCARE

ANNOUNCE DEFINITIVE AGREEMENT TO MERGE

Steward to Become Largest Privately-Owned For-Profit Hospital Operator in the U.S.

BOSTON, MA – Steward Health Care LLC (“Steward”) and IASIS Healthcare LLC (“IASIS”) today announced they have entered into a definitive agreement to merge their operations. The transaction will make Steward the largest private for-profit hospital operator in the United States with 36 hospitals across ten states, managed care operations in Arizona, Utah and Massachusetts, and projected revenues of almost $8 billion in 2018, the first year of consolidated operations. The merger is expected to close in the third calendar quarter of 2017, subject to customary regulatory approvals, terms and conditions. Terms of the transaction were not disclosed.

Steward currently operates 18 hospitals and directly employs more than 1,300 multi-specialty physicians in locations across Massachusetts, Ohio, Florida and Pennsylvania. IASIS operates 17 hospitals and one behavioral health hospital in locations across Utah, Arizona, Colorado, Texas, Arkansas and Louisiana. Through this transaction, Steward will operate nearly 7,500 patient beds across ten states with approximately 38,000 employees including more than 1,800 directly employed multi-specialty physicians and several thousand aligned physicians.

The merger with IASIS positions Steward to leverage IASIS’s multi-state operating experience to bring Steward’s new model of health care and its award-winning health care services to patients across the nation. As part of the merger with IASIS, Steward will also begin managing the Health Choice managed care operations, which covers more than 680,000 lives. This will bring the total number of covered lives within Steward’s managed care and health insurance products to more than 1.1 million.

“Our physician-driven accountable care model focused on keeping patients healthy is transforming the health care industry as this transaction demonstrates,” said Dr. Ralph de la Torre, Chairman and CEO of Steward Health Care. “Our model shows how the industry can successfully shift toward a more cost-effective local, coordinated approach that puts patients first.”

The new model of health care practiced by Steward emphasizes quality care and wellness. Steward pioneered its health care model in Massachusetts, where it turned around some of the state’s most struggling hospitals into a thriving health system that improved outcomes, lowered costs, and decreased overall health care spending.

W. Carl Whitmer, President and Chief Executive of IASIS, said, “Since its formation nearly 20 years ago, IASIS’s mission has been to deliver high-quality, cost-effective healthcare to our patients and the communities we serve. We have accomplished this goal by investing in our growing hospitals and talented employees and by providing a broad and differentiated set of capabilities and assets to our high-growth, community-focused urban and suburban hospital markets. Steward’s innovative approach to reducing health care cost and improving quality of service will further this mission. It will be business as usual while all of us work toward a seamless merger of our operations.”

IASIS Healthcare’s 18 hospitals will all be merging under Steward Health Care, including:

Arizona

•	Mountain Vista Medical Center (Mesa, AZ)

•	St. Luke’s Behavioral Health Center (Phoenix, AZ)

•	St. Luke’s Medical Center (Phoenix, AZ)

•	Tempe St. Luke’s Hospital (Tempe, AZ)

Arkansas

•	Wadley Regional Medical Center at Hope (Hope, AR)

Colorado

•	Pikes Peak Regional Hospital (Woodland Park, CO)

Louisiana

•	Glenwood Regional Medical Center (West Monroe, LA)

Texas

•	The Medical Center of Southeast Texas (Port Arthur, TX)

•	The Medical Center of Southeast Texas – Victory Campus (Beaumont, TX)

•	Odessa Regional Medical Center (Odessa, TX)

•	Southwest General Hospital (San Antonio, TX)

•	St. Joseph Medical Center (Houston, TX)

•	Wadley Regional Medical Center (Texarkana, TX)

Utah

•	Davis Hospital and Medical Center (Layton, UT)

•	Jordan Valley Medical Center (West Jordan, UT)

•	Jordan Valley Medical Center West Valley Campus (West Valley City, UT)

•	Mountain Point Medical Center (Lehi, UT)

•	Salt Lake Regional Medical Center (Salt Lake City, UT)

Medical Properties Trust, Inc. (“MPT”) has agreed to acquire the interests of substantially all of IASIS’s hospital real estate subject to long term leases and loans with Steward. Under terms of the merger agreement, cash proceeds paid by MPT and other financing sources will be used to retire IASIS’s senior secured term loans and unsecured notes. Remaining cash proceeds will be paid to IASIS equity holders, including its majority stockholder, TPG Capital.

Cerberus Capital Management, LP, one of the world’s leading private investment firms, is the majority shareholder in Steward Health Care LLC. Citi is acting as the sole financial advisor to Steward and is providing committed financing in connection with the transaction. J.P. Morgan Securities LLC is acting as sole financial advisor to IASIS.

About Steward Health Care

Steward Health Care is a fully integrated national health care services organization committed to providing the highest quality of care in the communities where our patients live. Steward owns and operates 18 community hospitals across four states, serves over 800 communities, and has more than 23,000 employees. The Steward network includes more than 25 urgent care centers, 42 preferred skilled nursing facilities, substantial behavioral health offerings, and more than 3,700 beds under management.

The innovative, community-based Steward Health Care Network includes thousands of physicians who care for approximately 2 million patients annually. Steward Medical Group, the company’s employed physician group, provides more than 1 million patient encounters per year and manages Steward Home Care and Hospice with 300,000 and 35,000 patient encounters respectively. Steward’s unique health care service delivery model leverages technology and care coordination to keep patients healthier and in the community. Steward is recognized as one of the nation’s leading accountable care organizations. Steward hospitals have received the country’s top awards for quality and safety.

The Steward Hospital Group is comprised of: Sebastian River Medical Center (Sebastian, FL), Wuesthoff Medical Center (Melbourne, FL), Wuesthoff Medical Center (Rockledge, FL), Carney Hospital (Dorchester, MA), Good Samaritan Medical Center (Brockton, MA), Holy Family Hospital (Haverhill, MA and Methuen, MA), Morton Hospital (Taunton, MA), Nashoba Valley Medical Center (Ayer, MA), New England Sinai Hospital (Stoughton, MA), Norwood Hospital (Norwood, MA), Saint Anne’s Hospital (Fall River, MA), St. Elizabeth’s Medical Center (Brighton, MA), Hillside Rehabilitation Hospital (Warren, OH), Northside Medical Center (Youngstown, OH), Trumbull Memorial Hospital (Warren, OH), Easton Hospital (Easton, PA) and Sharon Regional Health System (Sharon, PA).

Additional information is available at www.steward.org.

About IASIS Healthcare

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $3.3 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 17 acute care hospitals, one behavioral hospital and multiple other access points, including 139 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 680,000 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization (“MSO”) with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding IASIS Healthcare LLC’s (the “Company”’s) intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and its ability to consummate the transaction described herein and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements, including the Company’s ability to consummate the transactions described herein. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report

on Form 10-K for the fiscal year ended September 30, 2016, as filed with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.